EXHIBIT 4.15

AMENDMENT NO. 2 TO UNIT PURCHASE AGREEMENT

March 31, 2014

Lima Energy Company
USA Synthetic Fuel Corporation
c/o USA Synthetic Fuel Corporation
312 Walnut Street, Suite 1600
Cincinnati, Ohio 45202

Ladies/Gentlemen:

We refer to the Unit Purchase Agreement dated as of September 24, 2012, among Lima Energy Company, an Ohio corporation (the "Company"), USA Synthetic Fuel Corporation, a Delaware corporation (the "Parent"), the unit holders that are from time to time parties thereto (the "Holders"), and Third Eye Capital Corporation, as administrative agent for the Holders (the "Administrative Agent"), as amended by the First Amendment to Unit Purchase Agreement dated as of September 24, 2012 (as amended, the "Unit Purchase Agreement").  Unless otherwise defined herein, terms defined in the Unit Purchase Agreement shall be used herein as therein defined.  As used herein, the term "Amendment" means this Amendment No. 2 to Unit Purchase Agreement.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.             Amendments.  The Unit Purchase Agreement is, effective as of the date first above written, hereby amended as follows:

(a)           In the definition of "Minimum Cash Blocked Account" contained in Section 1.1 of the Unit Purchase Agreement, the term "$3,000,000" is amended to read "$900,000".

(b)           The definition of "Note" contained in Section 1.1 of the Unit Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Note" means the 4% subordinated secured convertible note due August 31, 2017 of the Company in the principal amount of $5,000,000, convertible into Common Shares at the Conversion Rate and issued and delivered in accordance with the terms set out in this Agreement and the form of Note in substantially the form attached to this Agreement as Schedule "B" and "Notes" means the collective reference to the foregoing Note and any and all other notes at any time issued by the Company pursuant to this Agreement, including any additional notes issued by the Company upon surrender of any of the Notes and the assignment of the portion of the principal amount of any of the Notes to a third party.

(c)           The second sentence of paragraph (1) of Section 2.11 of the Unit Purchase Agreement is hereby amended and restated in its entirety as follows:

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

"At least half of all interest on any Note shall be payable in arrears in cash in monthly instalments on the first Business Day of each calendar month commencing on the first Business Day of the calendar month immediately following the Issue Date of such Note, with the balance accrued to be payable upon the redemption or conversion, in whole or in part, of such Note (each payment of interest pursuant to this sentence to be payable by way of (i) adjustment to the Conversion Price of such Note, (ii) the issuance of additional notes on the same terms and conditions as such Note (it being agreed that any such additional notes shall for all purposes constitute Notes hereunder), or (iii) cash, in each case as determined by the Administrative Agent in its sole discretion), provided that all interest due and payable on each Note on the May 1, 2014 and June 1, 2014 Interest Payment Dates shall be payable upon the redemption or conversion, in whole or in part, of such Note (subject to adjustment of the Conversion Price as determined by the Administrative Agent in its sole discretion)."

(d)           In Section 6.2(e) of the Unit Purchase Agreement, the term "$3,000,000" is amended to read "$900,000".

2.             Conditions Precedent.  This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received the following:

(a)           the signature pages to this Amendment duly executed and delivered by the Company, the Parent and each of the Holders;

(b)           the Consent appended hereto duly executed and delivered by each of the Obligors that is a signatory thereto;

(c)           payment of all fees and expenses of the Administrative Agent for which invoices have been presented (including the reasonable fees and expenses of legal counsel);

(d)           evidence that the other conditions precedent that the Administrative Agent has discussed with the Company have been satisfied (including, without limitation, an amendment to the Note Purchase Agreement and an amendment and restatement of the Royalty Agreement) to the satisfaction of the Administrative Agent in its sole discretion; and

(e)           such other certificates, documents and agreements as the Administrative Agent may request in its sole discretion.

3.             Amendment Fee.  On or before June 1, 2014, the Parent and the Company jointly, severally and unconditionally agree to pay an amendment fee (the "Amendment Fee") to the Administrative Agent, for the ratable benefit of the Holders, by either (a) issuing 500,000 shares of common stock of the Parent (or penny warrants to purchase equivalent shares) to the Administrative Agent, or (b) paying $500,000 to the Administrative Agent in immediately available funds.  In the event that the Parent and the Company pay the Amendment Fee in accordance with clause (a) of the preceding sentence, all documents relating to such payment must be satisfactory in form and substance to the Administrative Agent in its sole discretion.  As of the date hereof, the Amendment Fee shall be fully earned and non-refundable.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

4.           Release.  Each of the Parent and the Company hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, the Administrative Agent and each Holder and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, members, managers, shareholders, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations, affiliates and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, losses, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising under, out of or in any way related to the Unit Purchase Agreement, any of the other Unit Purchase Documents or any of the transactions contemplated thereby (collectively, the "Released Claims").  Each of the Parent and the Company covenants and agrees not to assert (and not to assist or enable any other Person to assert) any Released Claim against any Released Party.

5.           Representations and Warranties.  Each of the Parent and the Company hereby represents and warrants to the Administrative Agent and the Holders that (a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary organizational action on the part of the Parent and the Company and do not and will not violate or contravene, or constitute a breach of or a default under, (i) any agreement to which the Parent or the Company is a party or that is binding on any of their respective assets, (ii) any of the Organizational Documents of the Parent or the Company, or (iii) any Applicable Law; (b) this Amendment has been duly executed and delivered by each of the Parent and the Company and constitutes a legal, valid and binding obligation of the Parent and the Company, enforceable against each of the Parent and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) after giving effect to this Amendment, the representations and warranties of the Parent and the Company set forth in the Unit Purchase Agreement and the other Unit Purchase Documents are true and correct on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date; and (d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

6.              Miscellaneous.

(a)           On and after the effectiveness of this Amendment, each reference in the Unit Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Unit Purchase Agreement, and each reference in the other Unit Purchase Documents to "the Unit Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Unit Purchase Agreement, shall mean and be a reference to the Unit Purchase Agreement as amended hereby.

(b)           Except as specifically amended above (including the amendment and restatement of the Royalty Agreement pursuant to Section 2(d) above), the Unit Purchase Agreement and the Notes, and all other Unit Purchase Documents, are and shall continue to be in full force and effect and are hereby in all respects and for all purposes ratified and confirmed by the Parent and the Company.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Note Indebtedness and all guarantees and grants of security interests and liens under the Unit Purchase Documents are hereby reaffirmed by the Parent and the Company.

(c)           This Amendment is a Unit Purchase Document.

(d)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio.

(e)           THIS AMENDMENT, THE UNIT PURCHASE AGREEMENT AND THE OTHER UNIT PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)           The Parent and the Company jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, and administration of this Amendment and the other instruments and documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(g)           Nothing contained in this Amendment or any communication between the Administrative Agent, the Holders and any of the Obligors, and no course of dealing, shall constitute or be deemed a waiver of any present or future Default or Event of Default.

(h)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Holders or any closing will affect such representations and warranties or the right of the Administrative Agent or the Holders to rely upon them.

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

If you agree to the terms and provisions of this Amendment, please evidence such agreement by executing and returning a counterpart of this Amendment to the undersigned.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

Very truly yours, THIRD EYE CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	Managing Director

By:	/s/ David G. Alexander
Name:	David G. Alexander
Title:	Managing Director

Signature Page
Amendment No. 2 to Unit Purchase Agreement

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

Accepted and Agreed to by:

HOLDERS:

STRATIVE CAPITAL LTD.

By:	/s/ Claude Church
Name: Claude Church
Title: President

Signature Page
Amendment No. 2 to Unit Purchase Agreement

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

COMPANY: LIMA ENERGY COMPANY

By:	/s/ Harry H. Graves
Name: Harry H. Graves Title: Chairman

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

Signature Page
Amendment No. 2 to Unit Purchase Agreement

Lima Energy Company
USA Synthetic Fuel Corporation
March 31, 2014

PARENT: USA SYNTHETIC FUEL CORPORATION

By:	/s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick Title: President and CEO

By:	/s/ Daniel W. Dixon
Name: Daniel W. Dixon Title: Chief Financial Officer

Signature Page
Amendment No. 2 to Unit Purchase Agreement

CONSENT

Dated as of March 31, 2014

Each of the undersigned hereby consents to the Amendment No. 2 to Unit Purchase Agreement of even date herewith among Lima Energy Company, an Ohio corporation, USA Synthetic Fuel Corporation, a Delaware corporation, the unit holders parties thereto (the "Holders"), and Third Eye Capital Corporation, as administrative agent (the "Administrative Agent") for the Holders (the "Amendment"), and hereby confirms and agrees that each of the Unit Purchase Documents to which it is a party  is, and shall continue to be, in full force and effect in accordance with its terms and is hereby ratified, approved and confirmed in all respects and for all purposes.  Unless otherwise defined in this Consent, capitalized terms which are defined in the Unit Purchase Agreement (as defined in the Amendment) are used in this Consent as defined in such Unit Purchase Agreement.

As consideration for the Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, each of the undersigned hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, the Administrative Agent and each Holder and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, members, managers, shareholders, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations, affiliates and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, losses, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising under, out of or in any way related to the Unit Purchase Agreement, any of the other Unit Purchase Documents or any of the transactions contemplated thereby (collectively, the "Released Claims"), and (b) covenants and agrees not to assert (and not to assist or enable any other person or entity to assert) any Released Claim against any Released Party.

Each of the undersigned represents and warrants to the Administrative Agent and the Holders that it will benefit directly and indirectly from the Amendment and this Consent.  This Consent shall be governed by, and construed in accordance with, the laws of the State of Ohio.

Unless otherwise defined in this Consent, capitalized terms which are defined in the Unit Purchase Agreement (as defined in the Amendment) are used in this Consent as defined in such Unit Purchase Agreement.

[Signature Page Follows]

Consent to Amendment No. 2 to Unit Purchase Agreement

CLEANTECH ENERGY COMPANY

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

By:	/s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick Title: President

CLEANTECH CORPORATION

By:	/s/ H. H. Graves
Name: H. H. Graves Title: President

By:	/s/ Lynne R. Graves
Name: Lynne R. Graves Title: Secretary

GLOBAL ENERGY, INC.

By:	/s/ H. H. Graves
Name: H. H. Graves Title: President and CEO

By:	/s/ H. H. Graves
Name: H. H. Graves Title: CEO

/s/ Harry H. Graves
Harry H. Graves, in his individual capacity

Signature Page
Consent to Amendment No. 2 to Unit Purchase Agreement